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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report dated July 2, 1997 appearing in the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.

Deloitte & Touche LLP
Seattle, Washington


July 18, 1997